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                         FIRST CENTRAL INSURANCE COMPANY

                          COMMERCIAL UMBRELLA LIABILITY
                         QUOTA SHARE AND EXCESS OF LOSS
                          REINSURANCE AGREEMENT AR 6245
                               1994 AGREEMENT YEAR





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          COMMERCIAL UMBRELLA LIABILITY QUOTA SHARE AND EXCESS OF LOSS
                              REINSURANCE AGREEMENT

                                                               ARTICLE    PAGE
                                                               -------    ----
COVERAGE                                                           I       2
TERM AND CANCELLATION                                             II       3
TERRITORY                                                        III       4
EXCLUSIONS                                                        IV       4
DEFINITIONS                                                        V      11
OTHER REINSURANCE                                                 VI      13
EXTRA CONTRACTUAL OBLIGATIONS                                             13
AND EXCESS LIMITS LIABILITY                                      VII
REPORTS AND REMITTANCES                                         VIII      14
RESERVES AND FUNDING                                              IX      15
LOSS NOTICES AND SETTLEMENTS                                       X      17
OFF SET                                                           XI      18
SALVAGE AND SUBROGATION                                          XII      18
WARRANTY                                                        XIII      19
DELAYS, ERRORS, OR OMISSIONS                                     XIV      19
AMENDMENTS                                                        XV      20
ACCESS TO RECORDS                                                XVI      20
INSOLVENCY                                                      XVII      20
ARBITRATION                                                    XVIII      21
SEVERABILITY                                                     IXX      23
TAXES                                                             XX      23
CURRENCY                                                         XXI      23
SERVICE OF SUIT                                                 XXII      24
AGENCY                                                         XXIII      25
INTERMEDIARY                                                    XXIV      25

                                                               ARTICLE    PAGE
                                                               -------    ----

EXHIBIT A (QUOTA SHARE)
  LIMIT OF LIABILITY                                               1      27
  REINSURANCE PREMIUM AND
  CEDING COMMISSION                                                2      27

EXHIBIT B (EXCESS OF LOSS)                                         1      28
  RETENTION AND LIMIT
  REINSURANCE PREMIUM AND
  CEDING COMMISSION                                                2      28





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                      COMMERCIAL LIABILITY QUOTA SHARE AND

                 EXCESS OF LOSS RETENTION REINSURANCE AGREEMENT

         THIS AGREEMENT is made and entered into by and between FIRST CENTRAL INSURANCE COMPANY, LYNBROOK, NEW YORK, and any other companies owned or controlled by First Central Insurance Company (hereinafter called the "Company") of the one part, and CONTINENTAL CASUALTY COMPANY, CHICAGO, ILLINOIS (hereinafter called the "Reinsurer") of the other part.

         WITNESSETH:

         That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                    ARTICLE 1

COVERAGE

         The Reinsurer will indemnify the Company, subject to the limits set forth in the Exhibits attached hereto, in respect to losses that may accrue to the Company under all policies classified by the Company as:

                          COMMERCIAL UMBRELLA LIABILITY

         All reinsurance for which the Reinsurer will be obligated by virtue of this Agreement will be subject to the same terms and conditions, rates, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Agreement applies. Nothing herein will in any manner create any obligations or establish any rights against the Reinsurance in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.


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                                   ARTICLE II

                             TERMS AND CANCELLATION

         This Agreement will apply to all losses occurring on or after December 1, 1994 12:01 a.m. standard time (as defined in the Company's policies) on policies written or renewed with effective dates on or after December 1, 1994 12:01 a.m. standard time, and will remain in full force and effect until canceled as hereinafter provided.

         This Agreement may be canceled (or the Reinsurer's participation reduced) any December 1 by either party giving at least 90 days prior notice by certified or registered mail to the other party. During any such period of notice the Reinsurer will remain bound by the terms of this Agreement.

         In the event this Agreement is canceled (or the Reinsurer's participation reduced) in accordance with the aforementioned procedure, the Reinsurer will remain liable for all losses under polices in force until their expiration or renewal dates, whichever come first, but in no event will the Reinsurer's liability extend for a run-off period longer than 12 months plus extensions and odd time not to exceed 18 months in all from the date of cancellation. The Reinsurer will return immediately, on a pro rata basis as of the date its liability ceases, the unearned premium less ceding commission on those policies that remain in force beyond the run-off period, if any.

         Alternatively, the Company may elect to cancel (or reduce) the Reinsurer's liability on a cut-off basis as of the date of cancellation, and the Reinsurer will not be liable for any losses occurring (or the percentage thereof equal to the amount of participation reduction) on or after


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the  cancellation  date and will return  immediately to the Company the unearned premium less ceding commission as of that date, computed on a monthly pro rata basis.

         Notwithstanding the other provisions in this Article, in the event the Company's policies are written in jurisdiction where cancellation, renewal, or nonrenewal is regulated by the insurance authorities, and the Company is bound by such regulations and statutes of said jurisdiction or a jurisdicial decision, the Reinsurer will remain liable on any such policies in force at cancellation date of this Agreement (and will receive the premium therefor) until the date each expires or until the first renewal date when the Company can lawfully nonrenew said policies, whichever occurs first. If, however, the Company intends to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the Reinsurer will not be liable for longer than the run-off period set forth above.

         Notwithstanding the cancellation of this Agreement (or the Reinsurer's participation) as hereinabove provided, its provisions will continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

                                   ARTICLE III

TERRITORY

         The territorial scope of this Agreement will follow that of the Company's policies.


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                                   ARTICLE IV

EXCLUSIONS

         No reinsurance indemnity will be afforded under this Agreement for:

         A. Liability assumed by the Company under any form of treaty reinsurance; however, local agency reinsurance accepted in the normal course of business and/or policies written by another carrier at the Company's request and reinsured 100% by the Company will not be excluded hereunder.

         B.       Property business.

         C.       Accident and health insurance.

         D.       Financial guarantee coverage.

         E. War risk, bombardment, invasion, insurrection, rebellion, revolution, military or usurped power, or confiscation by order of any government or public authority, as excluded under a reinsured policy containing a standard war exclusion clause.

         F. All business derived from any Pool, Association (including Joint Underwriting Association), Syndicate, Exchange, Plan, or other facility directly as a member, subscriber, or participant or indirectly by way of reinsurance.

         G. Loss or liability excluded by the Insolvency Funds Exclusion Clause attached to the Agreement.

         H. Loss or liability excluded by the "Nuclear Incident Exclusion Clause -- Liability -- Reinsurance" attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Maine Association.

         I. Policies issued by the Company to insurance or reinsurance companies (each hereafter referred to as "insurer") which provides insurance against liability of the insurer for any damages resulting from alleged or actual tortious conduct by the insurer in the handling of claims made against any of its policyholders or in the handling of any other business matters with any of its policyholders.

         J. "Bodily injury," "personal injury," or "property damage" arising out of:

                  1. Inhaling, ingesting, or prolonged physical exposure to asbestos or goods or product containing asbestos; or


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                  2.       The use of asbestos in constructing or  manufacturing
                           any good, products, or structure; or

                  3. The removal of asbestos from any good, product, or structure; or

                  4. The manufacture, transportation, storage, disposal of asbestos or goods or products containing asbestos.

                           The coverage afforded by this Agreement does not apply to payment for the investigation or defense of any loss, injury or damage or any cost, fine, or penalty or for any expense, claim or suit related to this Exclusion.

         K. As respects General Liability, all loss and/or liability accruing to the Company as a result of:

                  1. Bodily injury or property damage arising out of the actual, alleged, or threatened discharge, release, or escape of pollutants:

                           (a)      at  or  from  premises   owned,   rented  or
                                    occupied by the named insured;

                           (b) at or from any site or location used by or for the named insured or others for the handling, storage, disposal, processing, or treatment of waste;

                           (c) which are at any time transported, handled, stored, treated disposed of, or processed as, waste by or for the named insured or any person or organization form whom the named insured may be legally responsible; or

                           (d) at or from any site or location on which the named insured or any contractors of subcontractors working directly or indirectly on behalf of the named insured are preforming operations:

                                    (i)     if the  pollutants are brought on or
                                            to   the   site   or   location   in
                                            connection with such operations; or

                                    (ii)    if the  operations  are to test for,
                                            monitor, clean up, remove,  contain,
                                            treat,  detoxify,  or neutralize the
                                            pollutants;

                  2. Any loss, cost or expense arising out of any governmental direction or request that the named insured test for, monitor, clean up, remove, contain, treat, detoxify, or neutralize pollutants.


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                           "Pollutants"  means any solid,  liquid,  gaseous,  or
                           thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, and waste. Waste includes materials to be recycled, reconditioned, or reclaimed

                           Subparagraphs 1(a) and 1(d)(i) above do not apply to bodily injury or property damage caused by heat, smoke, or fumes from hostile fire. As used in this Exclusion, a hostile fire means one that becomes uncontrollable or breaks out from where it was intended to be.

         L.       Products recall.

         M.       Pharmaceutical manufacturers.

         N. Claims made coverage on policies issued by the Company, except claims made coverage written in conjunction with Employees Benefit coverage for commercial package business.

         O.       Retroactive liability coverage.

         P.       Professional Liability other than:

                  1.       Nurses;
                  2.       Morticians;

                  3.       Beauty Shop and Barber Shop;
                  4.       Funeral Directors Professional Liability.
                  5.       Incidental Medical Malpractice for school districts;
                  6.       Druggists,   except  chain  stores  with  5  or  more
                           locations;
                  7.       Optometrists;
                  8.       Hearing aid suppliers.

         Q.       Directors' and Officers' Liability.

         R. Employers Liability under the Federal Employers Liability Act, United States Longshoremen's and Harbor Workers' Compensation Act or Jones Act.

         S.       Errors and Omissions insurance.

         T. Workers Compensation and Occupational Disease; however, this Exclusion will not apply to Employers Liability.

         U.       Fidelity, Surety, or Forgery.

         V.       Ocean Marine, except pleasure craft under 50 feet in length.


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         W.       Kidnap,  ransom and/or extortion coverage,  except as respects dishonest and fraudulent acts by employees of the uninsured under Fidelity bonds.

         X. Fiduciary Liability arising from the Employee Retirement Income Security Act of 1974, or amendments thereto.

         Y.       Single event/special coverage.

         Z.       Securities Act Liability Insurance (S.E.C. Liability).

         AA.      Blood banks.

         BB.      Sexual abuse or sexual misconduct.

         CC.      Professional trucking companies.

         DD.      Automobile   Liability   with  respect  to  any  vehicle  used
                  principally as:

                  1.       Taxis;

                  2.       Vehicles used for racing;

                  3. Ambulances in towns having a population of 10,00 or more, except ambulances when used as funeral cars;

                  4. Fire trucks and police emergency trucks in towns having a population of 10,000 or more;

                  5. Newspaper delivery in towns having a population of 25,000 or more.

                  6.       Vehicles  engaged in  transporting  and  distributing
                           fireworks,  fuses,  nitroglycerine,   explosives  and
                           ammunition.

         EE.      General Liability (Other Liability) with respect to:

                  1. Concerns engaged in the demolition of vessels or the demolition of buildings more than three stories in height;

                  2. Product Liability for risks covering the manufacture and wholesale distribution of drugs and chemical, beauty parlor preparations, beauty preparations, aviation parts, volatile oils, insecticides, tobacco, and animal feed (other than custom blending of grain without chemical additives); however this Exclusion applies only when the risks are involved in both the manufacture and wholesale distribution of the above items;


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                  3.       Advertisers',    Broadcasters',    and   Telecasters'
                           Liability; however, this Exclusion applies to any Personal Injury Liability;

                  4.       Railroad  operations,   including  street,  railways,
                           except side tract agreement coverages;

                  5. Aircraft or airports as respects coverage for all liability arising out of the ownership, maintenance, or use of any aircraft or flight operations;

                  6.       Tunnel construction more than 50 feet in length;

                  7. Bridge, tunnel, dam or reservoir construction or operation;

                  8.       Amusement parks or amusement devices;

                  9.       All mining operations;

                  10.      Onshore and offshore gas and oil drilling operations;

                  11. Manufacture, production, refining, storage distribution, or transportation of natural or artificial fuel gas, butane, propane, or liquefied petroleum gases or gasoline, except gasoline distribution in rural areas or where such distribution presents less than 25% or total revenue;

                  12.      Manufacture  of  fireworks,  fuses,   nitroglycerine,
                           celluloid, and pyroxlin;

                  13. Manufacture of any explosive substance intended for use as an explosive (Note: "Explosive" as used in this Article means any substance manufactured for the express purpose of exploding as differentiated from other commodities used industrially and which are only fortuitously explosive, such as gasoline, fuel gases, and dye-stuff);

                  14.      Manufacture  of any product (other than fireworks and
                           fuses)  in  which  any  explosive   substance  is  an
                           ingredient;

                  15. Loading of any such explosive substance into containers for use as explosive objects, propellant charges, or detonating devices, and the incidental storage thereof;

                  16. Handling, transportation, or storage (or any one or more of them) of fireworks, fuses, nitroglycerine, explosives, ammunition, or ammonium nitrate;


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                  17.      Municipalities  or  governmental  entities  having  a
                           population of 10,000 or more;

                  18. State or governmental agencies, unless the Riot Exclusion Endorsement is attached;

                  19.      Stevedoring;

                  20. Gas or electric utilities, including municipal risks operating these utilities;

                  21. Banks and other financial institutions, unless the policy contains a standard Financial Institutions Endorsement;

                  22.      Boiler  manufacturing,   installation,   or  service;
                           however, this Exclusion does not apply to plumbing contractors;

                  23.      Community television or cable television operations;

                  24.      Elevator   or  hoist   manufacturing,   installation,
                           inspection, or repair;

                  25. Inspection services, claims services, and rating bureaus;

                  26.      Logging and lumbering risks, except lumberyards;

                  27. Warehousing and bailee operation, including Motor Trust Cargo and terminal risks, unless liability for personal injury in the insured's care, custody, or control is excluded from the Company's Commercial Umbrella Liability policy;

                  28.      Security   and  alarm   installations   and  service;
                           however, this Exclusion does not apply to locksmiths;

                  29.      Ski lodges, lifts, cable cars and tows;

                  30.      Sprinkler    and    fire    suppression     equipment
                           manufacturing, installation, inspection, and repair;

                  31. School boards or school districts having a student population of 10,000 or more;

                  32.      Any watercraft exceeding 50 feet in length.


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         Notwithstanding the foregoing,  the exclusions J. and K. will not apply where a legal action and/or legal order modifies application of such exclusion under the reinsured policy. Additionally, the Company will notify the Reinsurer if application of either of said exclusions under the original primary policy is being modified by any legal action and/or court order.

         Furthermore, exclusions DD. and EE. will not apply if the risks excluded are only incidental to the regular operations of a risk covered hereunder, that is, they are 10% or less of an insured's gross receipts.

         Any reinsurance falling within the scope of one or more of the exclusions set forth in DD. and EE. that is specially accepted by the Reinsurer from the Company will be covered under this Agreement and will be subject to the terms hereof, except as such terms will be modified by the special acceptance.

         If the Company is bound, without the knowledge and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of exclusions P. through EE., the reinsurance coverage provided hereunder will apply to such business, but only until the Company can effect cancellation of such coverage in accordance with either a) the cancellation provisions in its policy; or b) the cancellation provisions required by the insurance regulatory authorities having jurisdiction over the policy, whichever allows for the greater length of time, but in no event beyond 12 months plus odd time (not exceeding 15 months in all) from discovery of the risk by the Company.


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                                    ARTICLE V

DEFINITIONS

         "Policies" as used in this Agreement will mean all policies, contracts, binders, or agreements of insurance or reinsurance, whether written or oral, as intended to be covered hereunder.

         "Renewed" as used in this Agreement will include those policies, if any, issued for more than one year as of their next annual anniversary or annual installment date.

         "Occurrence" as used in this Agreement, unless otherwise defined in the policies reinsured hereunder, will mean each and every disaster, casualty, accident, or loss or series of disasters, casualties, accidents, or losses arising out of one event. Without limiting the generality of the foregoing, as respects coverage written with an aggregate limit of liability on a policy period basis, concurrence will be further held to mean all insured losses subject to the application of the same aggregate limit in the same policy period. Such "occurrence" will be deemed to have taken place on the effective date of said policy period.

         "Loss" as used in this Agreement will mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay (including interest accrued prior to final judgment if included as part of loss on reinsured policies) after deduction of all recoveries, salvages, and subrogation, and inuring reinsurance whether recovered or not. Loss will not include loss expense, unless loss expense is included within the limit of liability on the policies reinsured hereunder.

         "Loss expense" as used in this Agreement will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under


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policies reinsured hereunder,  including court costs,  interest accrued prior to final judgment if included as part of expense or reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees.

         "Net written premium" as used in this Agreement will mean the gross written premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article, less returned premium for cancellations and reductions, and less premium for reinsurance as set forth in the Other Reinsurance Article.

                                   ARTICLE VI

OTHER REINSURANCE

         The Company may purchase facultative reinsurance on any subject risk it deems advisable, and the premium for that portion of the Company's policy reinsured elsewhere will be deducted from the gross subject premium hereunder.

                                   ARTICLE VII

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

         This Agreement will extend to cover any losses arising from claims related extra contractual obligations and/or excess limits liability.

         "Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim or business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an


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appeal  consequent  upon  such  action.  In no event  will  coverage  for  extra contractual obligations be provided under this Agreement to the extent such coverage is not permitted under New York law.

         "Excess limits liability" as used in this Agreement will mean damages payable in excess of the policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. Excess limits liability is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

         There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

         The date on which any extra contractual obligation and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. As respects Exhibit A (Quota Share), the Reinsurer's liability for extra contractual obligations and/or excess limits liability will not exceed


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its pro rata share of an additional  policy cession limit. As respects Exhibit B
(Excess of Loss), the Reinsurer's liability for extra contractual obligations and/or excess limits liability will be in addition to the indemnification coverage set forth int he Retention and Limit Section, but the Reinsurer's additional liability as respects extra contractual obligations and/or excess limits liability will not exceed an additional policy cession limit, plus its proportionate share of loss expense connected therewith.

                                  ARTICLE VIII

REPORTS AND REMITTANCES

         Within 30 days after the close of each month, the Company will furnish the Reinsurer with a report summarizing the gross premium, premium ceded less return premium and commission, monies recovered, and net balance due the Reinsurer. Amounts due the Reinsurer will be remitted with said report.

         In addition, the Company will furnish the Reinsurer with a monthly statement showing the unearned premium, the total reserves for outstanding losses including loss expense, and such other information as may be required by the Reinsurer for completion of its NAIC annual statements.

                                   ARTICLE IX

RESERVES AND FUNDING

         (This Article is only applicable if the Reinsurer cannot qualify for credit by each governmental authority having jurisdiction over the Company's reserves.)

         As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the Insurance Department or sets up on its books reserves for losses (including loss and loss expense paid by the Company but not recovered from


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the Reinsurer, loss and loss expense reported and outstanding,  and an allowance for IBNR as determined by the Company) and/or unearned premium, which it is required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves applicable to it. The Reinsurer hereby agrees that it will fund such reserves by cash advances, Trust Agreements, escrow accounts for the benefit of the Company, Letters of Credit, or a combination thereof. The Reinsurer will have the option of determining the method of funding referred to above provided it is acceptable to the Company and the applicable regulatory authorities.

         If the Reinsurer's choice of funding is or includes a Letter of Credit, it will apply for and secure delivery to the Company of a clean, irrevocable, unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. The Letter of Credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company be registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

         Notwithstanding any other provisions of this Agreement, the Company or its court-appointed successor in interest may draw upon the cash advances, Trust Agreements, escrow accounts and/or Letters of Credit at any time without diminution because of the insolvency of the Company or of the Reinsurer for one or more of the following purposes only:

         A.       To reimburse the Company for the Reinsurer's share of unearned
                  premium  on  policies   reinsured   hereunder  on  account  of
                  cancellations of such policies.

         B. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement, which has not been otherwise paid.

         C. To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

         D. In the event of nonextension of Letters of Credit as provided for above, to establish deposits of the Reinsurer's share of reserves for losses and/or unearned premium under this Agreement.

         E. To pay any other amounts the Company claims are due under this Agreement.

         The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

         At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Company will prepare and forward to the Reinsurer a statement to reflect the Reinsurer's share of reserves for losses and/or unearned premium. If the statement shows that the Reinsurer's share of such reserves exceeds the balance available through cash advances, Trust Agreements, escrow accounts and/or Letters of Credit as of the statement date, then the Reinsurer will, within 30 days after receipt of notice os such excess, make an adjustment to increase the amount available. If, however, the statement shows that the Reinsurer's share of such reserves is less than the balance available through the chosen method of funding as of the statement date, then the Company will, within 30 days after receipt of written request from the Reinsurer, release such excess by making the appropriate adjustment.

                                    ARTICLE X

LOSS NOTICES AND SETTLEMENTS

         The Company will advise the Reinsurer promptly of all losses that, in the opinion of the Company, may involve the Reinsurer under this Agreement and of all subsequent developments pertaining thereto that may materially affect them as well. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurer under this Agreement, provided the Company informs the Reinsurer of such omission promptly upon discovery.

         The Company will have the right to settle all claims under its policies. The settlements, provided they are within the terms of this Agreement, will be unconditionally binding on the Reinsurer in proportion to its participation in this Agreement. When so requested, however, the Company will afford the Reinsurer, at the Reinsurer's own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurer will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurer immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid as respectively set forth in the Limit of Liability Section and in the Retention and Limit Section of the Exhibits.

                                   ARTICLE XI

OFFSET

         The Company and the Reinsurer hereunder will be entitled to deduct from amounts due the other party under this Agreement any amounts due itself from the other party under this Agreement. In the event of the insolvency of a party hereto, however, offsets will only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the sate of New York.

                                   ARTICLE XII

SALVAGE AND SUBROGATION

         The Reinsurer will be credited with its share of salvage and/or subrogation in respect of claims and settlements under this Agreement, less its share of recovery expense. Unless the Company and Reinsurer agree to the contrary, the Company will enforce its right to salvage and/or subrogation and will prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right, the Reinsurer is hereby empowered and authorized to institute appropriate action in the name of the Company.

         Amounts recovered from salvage and/or subrogation will always be used to reimburse the excess reinsurer (and the Company, should it carry a portion excess coverage net) before being used in any way to reimburse the Company and the Reinsurer hereon, who will share pro data in any remainder. If the amount recovered exceeds the recovery expense, such expense will be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense will be borne by each party in proportion to its liability for the loss before recovery was attempted.

                                  ARTICLE XIII

WARRANTY

         It is hereby warranted that the maximum policy limits on the policies reinsured by this Agreement will be $2,000,000. Should the Company wish to cede policies having limits in excess of $2,000,000 to this Agreement, prior approval of the Reinsurer will be required.

                                   ARTICLE XIV

DELAYS, ERRORS, OR OMISSIONS

         Inadvertent delays, errors, or omissions made in connection with this Agreement or any transaction hereunder will not relieve either party from any liability that would have attached had such delay, error, or omission not occurred, provided always that such error or omissions rectified immediately upon discovery. The liability of the Reinsurer under this Agreement will in no event exceed the respective limits specified in the Limit of Liability Section and in the Retention and Limit Section of the Exhibits, nor will the Reinsurer's liability be extended to cover any risks, perils, or classes of insurance excluded herein except as set forth in the Exclusions Article.

                                   ARTICLE XV

AMENDMENTS

         This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurer by addenda hereto, which will then constitute a part of this Agreement.

                                   ARTICLE XVI

ACCESS TO RECORDS

         Provided the Company received prior notice, the Reinsurer or its designated representatives will have the right to inspect at any reasonable time, all records of the Company that pertain in any way to this Agreement.

                                  ARTICLE XVII

INSOLVENCY

         (If more than one reinsured Company is referenced in the Preamble to this Agreement, this Article will apply severally to each such Company.)

         In the event of the Company's insolvency, the reinsurance afforded by this Agreement will be payable by the Reinsurer on the basis of the Company's liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Reinsurer to offset against such funds due hereunder, any sums that may be payable to it by said insolvent Company in accordance with the Offset Article. The reinsurance will be payable by the Reinsurer directly to the Company, its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Company's insolvency and
(b) where the Reinsurer, with the consent of the direct insured or insured, has assumed such policy obligations of the Company as direct obligations of itself to the payees under such policies in substitution for the Company's obligation to such payees. Then, and in that event only, the Company, with the prior approval by the Superintendent of Insurance of the state of New York of the Certificate of

Assumption on New York risks, is entirely released from its obligation and the Reinsurer will pay any loss directly to payees under such policies.

         The Company's liquidator, receiver, conservator, or statutory successor will give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Company, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer will be chargeable against the Company, subject to court approval, as part of the expenses of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                  ARTICLE XIII

ARBITRATION

         As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, illuding the formation or validity thereof, will be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in wilting and sent certified or registered mail, return receipt requested.

         One arbitrator will be chosen by each party and the two arbitrators will, before instituting the hearing, choose an impartial third arbitrator who will preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

         If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator will be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

         All arbitrators will be disinterested active or former executive officers of insurance or reinsurance companies or underwriters at Lloyd's, London.

         Within 30 days after notice of appointment of all arbitrators, the panel will meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

         The panel will be relieved of all judicial formality and will not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration will take place in Lynbrook, New York, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it will consider the law of the State of New york. The decision of any two arbitrators when rendered in writing will be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

         The panel will make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

         Each party will bear the expense of its own arbitrator and will jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration will be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                                   ARTICLE XIX

SEVERABILITY

         If any provision of this Agreement will be rendered illegal or unenforceable by the laws, regulations or public policy of any state,, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

                                   ARTICLE XX

TAXES

         The Company will pay all taxes on premiums reported to the Reinsurer on this Agreement.

                                   ARTICLE XXI

CURRENCY

         The sign "S" in this Agreement refers to United States of American Dollars. Therefore, premiums due the Reinsurer and loss payment due the Company hereunder will be in United States of America Dollars.

                                  ARTICLE XXII

SERVICE OF SUIT

         (This Article applies if the Reinsurer is unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

         In the event the Reinsurer fails to pay any amount claimed due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States and will comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated below:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


         In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

         The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit is instituted.

         Further, pursuant to any statue of any state, territory, or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute (or his successor or successors in office) as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted b y or on behalf of the Company or any beneficiary, hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XXIII

AGENCY

         For purposes of sending and receiving notices and payments required by this Agreement, the reinsured Company that is set forth in the Preamble to this Agreement will be deemed the agent of all other reinsured Companies referenced in the Preamble. In no event, however, will any reinsured Company be deemed the agent of another with respect to the terms of the Insolvency Article.

                                  ARTICLE XXIII

INTERMEDIARY

         Aon Re Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. Correspondence regarding Agreement terms, including provisional notice of cancellation (if applicable), will be transmitted through Aon Re Inc., Metro Center, One Station Place, Stamford,
Connecticut 06902. All statements for premiums, return premiums, commissions, taxes, losses, loss expense, salvages, and loss settlements will be transmitted through Aon Re Inc., 123 North Wacker Drive, Chicago, Illinois 60606. Payments by the Company to Aon Re Inc. will be deemed payment to the Reinsurer. Payments by the Reinsurer to Aon Re Inc. will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

3 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

Signed at LYNBROOK, NEW YORK

                         FIRST CENTRAL INSURANCE COMPANY

Signature:  /s/                              Title: Exec. V.P.
          -----------------------------             ---------------------------

Attest:    /s/                               Date:  12/8/95
          -----------------------------             ---------------------------

Signed at CHICAGO, ILLINOIS

                          CONTINENTAL CASUALTY COMPANY

Signature:  /s/                              Title: Group Vice President
          -----------------------------             ---------------------------

Attest:     /s/                              Date:  January 3, 1996
          -----------------------------             ---------------------------

                                    EXHIBIT A
                                  (Quota Share)

                                    SECTION I

LIMIT OF LIABILITY

         The Company will cede to the Reinsurer, and the Reinsurer will accept, a 90% quota share participation in respect to all business written or renewed by the Company with an effective date on or after the inception of this Agreement and specified in the Coverage Article. The limit of liability to the Reinsurer will not exceed $900,000 each and every occurrence, and in the aggregate where applicable, each and every policy, plus its proportionate share of loss expense. Should any loss involve this reinsurance, the obligation of the Reinsurer will be immediately and automatically reinstated as to any subsequent loss for the full amount of reinsurance as set forth above.

         The Reinsurer will bear its pro rata share of all loss expenses in addition to its limit of liability set forth above unless loss expense is included within the limit of liability of the reinsured policies.

                                    SECTION 2

REINSURANCE PREMIUM AND CEDING COMMISSION

         The Company will cede to the Reinsurer its proportionate share of the net written premium allocated to the first $1,000,000 of each policy written or renewed with an effective date on or after the inception of the Agreement, less the ceding commission set forth below.

         The Reinsurer will allow the Company a flat ceding commission of 25% on the net written premium ceded. The commission will include premium taxes of all kinds, local board assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Agreement.

                                    EXHIBIT B
                                (Excess of Loss)

                                    SECTION I

RETENTION AND LIMIT

         No claim will be made hereunder unless the Company has first sustained a loss of $1,000,000 each and every occurrence, and in the aggregate where applicable, each and every policy, inclusive of recoveries from underlying Exhibit A. The Reinsurer will then indemnify the Company for the amount of loss in excess of $1,000,000 each and every occurrence, and in the aggregate where applicable, each and every policy. The limit of liability to the Reinsurer will not exceed $1,00,000 each and every occurrence, and in the aggregate where applicable, each and every policy, plus its proportionate share of loss expense. Should any loss involve this reinsurance, the obligation of the Reinsurer will be immediately and automatically reinstated as to any subsequent loss for the full amount of reinsurance as set forth above.

         Loss expense, where incurred in connection with claims involving this reinsurance, and not included within the limit of liability of the reinsured policies, will be apportioned between the Company and the Reinsurer in proportion to their respective interests as finally determined in addition to the retention and limit set forth above. However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsure and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be (a) prorated in proportion to each party's interest in such verdict or judgment, or
(b) added to the Company's loss when the terms and conditions of the Company's policies reinsured hereunder include loss expense as part of the policy limit.

                                    SECTION 2

REINSURANCE  PREMIUM AND CEDING COMMISSION

         The Company will pay the Reinsurer 100% of the net written premium allocated to limits in excess of the first $1,000,000 of each policy written or renewed with an effective date on or after the inception of this Agreement, less the ceding commission set forth below.

         The Reinsurer will allow the Company a flat ceding commission of 25% on the net written premium ceded. The commission will include premium taxes of all kinds, local board assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Agreement.

                       INSOLVENCY FUNDS EXCLUSIONS CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, plan, pool, association fund or other arrangement, howsoever denominated, established, or governed that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

U.S.A.

           NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE

           (Approved by Lloyd's Underwriters' Non-Marine Association)
         (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurer formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
         (2) Without in any way  restricting  the  operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in clause iii in this paragraph (2) shall be deemed following provisions (specified as the limited exclusion provision).
         Limited Exclusion Provision:
        I. It is agreed that the policy does not apply under any liability coverage.
                  to     {     injury, sickness, disease, death or destruction
                         {     bodily injury or property damage
         with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability
         Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.
         II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only). Farmers Comprehensive PersonaL Liability Policies (liability only). Comprehensive Personal Liability policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.
         III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
                           (a) become effective on or after 1st May, 1960, or
                           (b) become effective before that date and contain the
                  Limited Exclusion Provision set forth above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.
         (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverage:
                  Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or

                  Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)
shall be deemed to include, with respect to such overages, from the time specified in Clause V of this paragraph (3), the following provision (specified in the Broad Exclusion Provision):

         BROAD  EXCLUSION  PROVISION.*
         It is agreed that the policy does not apply:

         I.       Under any Liability Coverage,      {injury, sickness, disease,
                                                to    death or destruction
                                                     {bodily  injury or property
                                                      damage

                           (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                           (b) resulting from the hazardous properties of nuclear material and with respect to which
                                    (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is,m or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the Untied States of America, or any agency thereof, with any person or organization.

         II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision
                                   {immediate  medical  or  surgical  relief  to
                 relating to       expenses incurred with

                                   {respect to first aid

                                   {bodily injury,  sickness,  disease  or death
                 to                 resulting from the hazardous

                                   {properties of nuclear bodily injury

                  material and arising out of the operation of a nuclear facility by any person or organization.

         III.     Under any Liability Coverage, to  {injury, sickness,  disease, death or destruction
                                                     bodily injury or property
                                                     damage





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                 resulting from the hazardous properties of nuclear material, if

                  (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;
                  (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or
                  (c) the injury, sickness, disease, death or destruction bodily injury or property damage arising out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions of Canada.
                           this  exclusion  (c) applies only
                           to injury to or destruction of property at such nuclear facility proper damage to such nuclear facility and any property thereat.

IV.      As used in this endorsement:
         "hazardous properties" include, radioactive, toxic or explosive properties: "nuclear material" means source material, special nuclear material or byproduct material: "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof: "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor: "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof: "nuclear facility" means
                  (a)      any nuclear reactor,
                  (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste.
                  (c) any equipment or devise used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or devise is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235.
                  (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste.
         and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations: "nuclear reactor" means any





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         apparatus   designed   or  used  to  sustain   nuclear   fission  in  a
         self-supporting chain reaction or to contain a critical mass of fissionable material: With respect to injury to or destruction of property, the word "injury" or "destruction" "property damage" includes all forms of radioactive contamination of property.

V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after lst May, 1960, provided this paragraph (3) shall not be applicable to

                           (i) Garage and Automobile Policies issued by the Reassured on New York risks. or

                           (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

         (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs
                  (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

--------------------------------------------------------------------------------
         *NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67

N.M.A. 1590





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         NUCLEAR INCIDENT EXCLUSION CLAUSE-LIABILITY-REINSURANCE-CANADA

         1. This Agreement does not cover any loss or liability accruing to the Reinsured as a member of or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

         2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this
                  Agreement  all  the  original   liability   contracts  of  the
                  Reinsured, whether new, renewal or replacement, of the following classes, namely,

                  Personal Liability,
                  Farmers' Liability,
                  Storekeepers Liability.

                  which become  effective on or after 31st December 1984,  shall
                  be  deemed  to  include,   from  their   inception  dates  and
                  thereafter, the following provisions -

                  Limited Exclusion Provision.

                  This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

                  With respect to property, loss of use of such property shall be deemed to be property damage.

         3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this
                  Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include from their inception dates and thereafter, the following provision: -

                  Broad Exclusion Provision

                  It is agreed that this Policy does not apply:

                  (a) To liability imposed by or arising under the Nuclear Liability Act; nor





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                  (b)      to bodily  injury or property  damage with respect to
                           which an Insured  under this  policy is also  insured
                           under  a  contract   of  nuclear   energy   liability
                           insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

                  (c)      to  bodily  injury  or  property   damage   resulting
                           directly or indirectly from the nuclear energy hazard arising from:

                           (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

                           (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

                           (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

                           As used in this Policy:

                  1.       The  term   "nuclear   energy   hazard"   means   the
                           radioactive, toxic, explosive, or other hazardous properties of radioactive material;

                  2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

                  3.       The term "nuclear facility" means:

                           (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;





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                           (b)      any equipment or device designed or used for
                                    (i)  separating  the isotopes of  plutonium,
                                    thorium  and  uranium  or any one or more of
                                    them,  (ii)  processing  or utilizing  spent
                                    fuel,  or  (iii)  handling,   processing  or
                                    packaging waste;

                           (c) any equipment or device used for the processing, fabricating or alloying of plutonium,  thorium or uranium  enriched  in
                                    the  isotope  uranium  233 or in the isotope
                                    uranium  235,  or any one or more of them if
                                    at  any  time  the  total   amount  of  such
                                    material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

                           (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

                           and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

                  4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

                  5. With respect to property, loss of use of such property shall be deemed to be property damage.






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